Exhibit 99.1

DOMINION RESOURCES BLACK WARRIOR TRUST

Press Release

Dominion Resources Black Warrior Trust

Responds to NYSE Request

DALLAS, TEXAS, June 18, 2014—Dominion Resources Black Warrior Trust (NYSE: DOM)

In view of the unusual market activity in the Trust’s units, the New York Stock Exchange has contacted the Trustee in accordance with its usual practice. The Trustee stated that its policy is not to comment on unusual market activity.

The Trust is designed to provide unitholders with quarterly cash distributions from its royalty interests in certain coal seam gas properties. The units are listed on The New York Stock Exchange under the symbol “DOM”. The Trust owns overriding royalty interests burdening certain proved developed coal seam gas properties owned by Walter Black Warrior Basin and located in the Black Warrior Basin of Alabama. The Trust is a grantor trust originally formed by Dominion Resources, Inc.

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Contact:

Ron E. Hooper, Senior Vice President

U.S. Trust, Bank of America Private Wealth Management, Trustee

Toll-free – 1.800.365.6548